NYSE Amex Equities Exchange Symbol - UEC
FOR IMMEDIATE RELEASE	February 23, 2010

Uranium Energy Corp Reports Independent NI 43-101 Resource Estimate for the Company's Palangana ISR Project in South Texas

AUSTIN, TX - February 23, 2010 - Uranium Energy Corp (NYSE-AMEX: UEC, the "Company") is pleased to announce the results of a Technical Report on Resources (the "Technical Report"), including Measured, Indicated, and Inferred Mineral Resource Estimates (the "Resource Estimates"), prepared in accordance with the provisions of National Instrument 43-101 ("NI 43-101") of the Canadian Securities Administrators on the Company's Palangana Project located in Duval County, Texas.

The Technical Report is expected to be filed and available shortly on the SEDAR website at www.sedar.com, and on the Company's website at www.uraniumenergy.com. The Technical Report is authored by SRK Consulting U.S. Inc SRK), an international mining consulting firm with headquarters in Denver, Colorado.

The Technical Report provides for a Measured and Indicated Resource Estimate for the Company's Palangana Project of 1,057,000 pounds at an average grade of 0.135% eU3O8. This resource is located in two zones referred to as Production Area #1 ("PA-1") and Production Area #2 ("PA-2"). An additional 1,154,000 pounds of eU3O8 at an average grade of 0.176% is classified as an Inferred Resource Estimate, and is located in six new exploration zones. The Resource Estimates completed by SRK are based on the results from 2,694 drill holes at the Palangana Project completed by previous operators including Uranium One, Chevron Corporation and Union Carbide Corp ("UCC"). The Resource Estimates are primarily located east of the Palangana Dome.

Amir Adnani, President and CEO, stated: "Management is very pleased with the early progress at Palangana. The Company completed acquisition of the project eight weeks ago, and announced on January 20 that the project is fully permitted. As concluded in the Technical Report, there is very substantial potential at Palangana and the Company is implementing two programs here. With the first program, we are advancing the engineering of mineralized zones PA-1 and PA-2 with the objective of near-term production and processing at the Company's fully licensed Hobson plant. The second program is to implement a 215-hole drilling campaign with the objective to further define and expand the Inferred Resources present in the six exploration zones."

Further details on the quantity and grade for each of the Resource Estimates are shown in the following table:

Resource Estimates - Palangana Project, February 19, 2010
Resource Category	Cutoff GT	Tons	Grade % eU3O8	Pounds eU3O8*
Measured Mineral Resource	0.5	7,000	0.158	21,000
Indicated Mineral Resource	0.5	386,000	0.134	1,036,000
Measured & Indicated Resource	0.5	393,000	0.135	1,057,000
Inferred Mineral Resource	0.5	328,000	0.176	1,154,000
* Disequilibrium Factors Applied
GT - is grade-thickness determined by multiplying the grade of mineralization expressed in percentage terms by mineralized thickness measured in feet.

Conclusions by SRK in the Technical Report

The Resource Estimates are contained in the sandstone, roll-front deposits on the east side of the Palangana Dome. The Resource Estimates have been developed in mineralized trends away from the areas of historically reported resources by previous operators. Two zones, known as the PA-1 and PA-2, have been adequately delineated for the calculation of Measured and Indicated Resources. An additional portion of the six exploration trends have been drilled adequately to establish Inferred Resources.

In SRK's opinion, the Resource Estimates represent a significant uranium deposit which warrants the implementation of the following two phase programs: Phase I being advanced engineering and economic study of PA-1 and PA-2 leading toward near term production and processing at the Company's Hobson Plant, and Phase II being the implementation of a delineation drilling program to further define and expand the Inferred Resources present in the six exploration areas.

Palangana Overview

The Palangana Project is a prior-producing, in-situ recovery ("ISR") project located in the South Texas uranium belt. The 2,500-hectare (6,200-acre) property is located approximately 100 miles south of the Hobson processing facility. Over 4,000 historic holes were drilled at the Palangana Project by previous operators including UCC, Chevron and Uranium One. UCC produced uranium at the Palangana Project in the mid to late 1970's using ISR methods.

The geology at Palangana is characterized by the occurrence of a Gulf Coast piercement salt dome. This dome is approximately 2 miles in diameter and is overlain by Pliocene sediments of the Goliad Formation. Previous operators of the Palangana Project focused their historic exploration and resource development on mineralization overlying and surrounding the faulted dome margins. The current Resource Estimates are primarily located east of the faulted dome margins, in paleochannels within the Goliad Formation. Exploration of these newly developed mineralized trends is ongoing.

Palangana Resource Determination

Data used for the Resource Estimates include electric logs and core assay data from all of the previous operators, including UCC, Chevron Corporation, and Uranium One. In addition, Princeton Gamma Tech logging was conducted by Chevron on approximately 163 selected borings in order to establish the degree of disequilibrium within the high-grade bodies. Uranium One utilized the Prompt Fission Neutron("PFN") downhole logging on all of their drill holes with some minor exceptions. A properly calibrated PFN probe provides a radiometric reading that approximates directly uranium content.

SRK developed its resource estimates within distinct sand and roll-front zones utilizing detailed computer block modeling of grade distribution. The results of the resource estimation are presented in the table above. This work included a review of the reduction-oxidation (redox) characteristics of the roll-fronts based on PFN logging. Where positive disequilibrium factors or DEF's exist outside the initially identified interface, a re-evaluation of the boundary was made by SRK. Specifically the thickness, grade, gamma signature and lithologic descriptions were examined to discern if the designation of oxidation was supportable. The usage of the PFN probe to identify the DEF factor has enabled a spatially specific adjustment to chemical uranium.

The technical information in this news release has been prepared in accordance with the Canadian regulatory requirements set out in NI 43-101 and reviewed by Andrew W. Kurrus, PG, Manager of Texas Exploration for the Company, a qualified person under policy NI 43-101.

Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States.

Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to in this news release and in the Technical Report are economically or legally mineable.

About Uranium Energy Corp

Uranium Energy Corp (NYSE-AMEX: UEC) is a U.S.-based exploration and development company with the objective of near-term uranium production in the U.S. The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including Palangana, and the Goliad in-situ recovery uranium project which is in the final stages of mine permitting for production. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining. The Company is well financed to execute on its key programs.

Contact North America: Investor Relations, Uranium Energy Corp:
Toll Free: (866) 748-1030
Fax: (512) 535-0832
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE-AMEX: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

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